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                                                                 EXHIBIT a(1)(n)
                          SHORT-TERM INVESTMENTS CO.

                            ARTICLES SUPPLEMENTARY


     SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on June 8-9, 1999, classified Three Billion (3,000,000,000) of the authorized but unissued shares as shares of the Prime Portfolio - Cash Management Class with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Sixty Billion (60,000,000,000) shares, $.001 par value per share, having an aggregate par value of $60,000,000, of which:

     (a) Three Billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - Cash Management Class, Ten Billion (10,000,000,000) shares have been classified as Liquid Assets Portfolio - Institutional Class, Three Billion (3,000,000,000) shares have been classified as Liquid Asset Portfolio - Personal Investment Class, Three Billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio
          - Private Investment Class, Three Billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - Reserve Class, and Three Billion (3,000,000,000) shares have been classified as Liquid Assets Portfolio - Resource Class;

     (b) Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Cash Management Class, Fifteen Billion (15,000,000,000) shares have been classified as Prime Portfolio - Institutional Class, Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Personal Investment Class, Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Private Investment Class, Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Reserve Class and Three Billion (3,000,000,000) shares have been classified as Prime Portfolio - Resource Class; and

     (c)  Five Billion (5,000,000,000) shares are unclassified.

     THIRD: As of the filing of these Articles Supplementary, the Corporation hereby classifies an additional Three Billion (3,000,000,000) shares as Prime Portfolio - Cash Management Class. As a result of such classification, of the Sixty Billion (60,000,000,000) shares authorized by the Charter of the
Corporation:

     (a) Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class, Ten Billion (10,000,000,000) shares are classified as Liquid Assets Portfolio - Institutional Class, Three Billion (3,000,000,000) shares are

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          classified as Liquid Asset Portfolio - Personal Investment Class,
          Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Private Investment Class; Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Reserve Class, and Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Resource Class;

     (b) Six Billion (6,000,000,000) shares are classified as Prime Portfolio - Cash Management Class, Fifteen Billion (15,000,000,000) shares are classified as Prime Portfolio - Institutional Class, Three Billion (3,000,000,000) shares are classified as Prime Portfolio - Personal Investment Class, Three Billion (3,000,000,000) shares are classified as Prime Portfolio - Private Investment Class, Three Billion (3,000,000,000) shares are classified as Prime Portfolio - Reserve Class and Three Billion (3,000,000,000) shares are classified as Prime Portfolio - Resource Class; and

     (d)  Two Billion (2,000,000,000) shares are unclassified.

All the shares of common stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $60,000,000,000.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FIFTH: Unissued shares of common stock (both classified and unclassified) may be classified by and reclassified by the Board of Directors.

     SIXTH: The Board of Directors of the Corporation has classified the Prime Portfolio - Cash Management Class shares under authority contained in the Charter of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     SEVENTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE SEVENTH, paragraph (a) of the Charter.

     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on June 9, 1999.

                                       SHORT-TERM INVESTMENTS CO.
Witness:


/s/ LISA A. MOSS                       By:  /s/ ROBERT H. GRAHAM
---------------------                       -----------------------
Assistant Secretary                         President

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